Exhibit 10.1
Option No.________
MYRIAD GENETICS, INC.
Stock Option Grant Notice
Stock Option Grant under the Company’s
2026 Employee, Director and Consultant Equity Incentive Plan

1. Name of Participant:
2. Grant Date:
3. Type of Grant:
4. Maximum Number of Shares for which this Option is exercisable:
5. Exercise (purchase) price per share:
6. Option Expiration Date:
7. Vesting Start Date:
8. Vesting Schedule: This Option shall become exercisable (and the Shares issued upon exercise shall be vested) as follows provided the Participant is an Employee, director or Consultant of the Company or of an Affiliate on the applicable vesting date:

[Insert Vesting Schedule]
The foregoing rights are cumulative and are subject to the other terms and conditions of this Stock Option Grant Notice and the Plan.
The Company and the Participant acknowledge receipt of this Stock Option Grant Notice and agree to the terms of the Stock Option Agreement attached hereto and incorporated by reference herein, the Company’s 2026 Employee, Director and Consultant Equity Incentive Plan and the terms of this Option Grant as set forth above.

MYRIAD GENETICS, INC.
By:________________________________
Name:______________________________
Title:_______________________________
___________________________________
Participant

MYRIAD GENETICS, INC.
STOCK OPTION AGREEMENT - INCORPORATED TERMS AND CONDITIONS
AGREEMENT (this “Agreement”) made as of the date of grant set forth in the Stock Option Grant Notice by and between MYRIAD GENETICS, INC. (the “Company”), a Delaware corporation, and the individual whose name appears on the Stock Option Grant Notice (the “Participant”).
WHEREAS, the Company desires to grant to the Participant an Option to purchase shares of its common stock, $0.01 par value per share (the “Shares”), under and for the purposes set forth in the Company’s 2026 Employee, Director and Consultant Equity Incentive Plan (the “Plan”);
WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and
WHEREAS, the Company and the Participant each intend that the Option granted herein shall be of the type set forth in the Stock Option Grant Notice.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:
1.GRANT OF OPTION. The Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of the number of Shares set forth in the Stock Option Grant Notice, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, a copy of which Plan the Participant acknowledges the Participant has read and understands and by which Plan the Participant agrees to be bound. The provisions of the Plan are incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.
2.EXERCISE PRICE. The exercise price of the Shares covered by the Option shall be the amount per Share set forth in the Stock Option Grant Notice, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Exercise Price”). Payment shall be made in accordance with Paragraph 10 of the Plan.
3.EXERCISABILITY OF OPTION. Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become vested and exercisable as set forth in the Stock Option Grant Notice and is subject to the other terms and conditions of this Agreement and the Plan.
4.TERM OF OPTION. This Option shall terminate on the Option Expiration Date as specified in the Stock Option Grant Notice and, if this Option is designated in the Stock Option Grant Notice as an ISO and the Participant owns as of the date hereof more than 10% of the total combined voting power of all classes of capital stock of the Company or an Affiliate, such date may not be more than five years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

If the Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate for any reason other than the death or Disability of the Participant, or termination of the Participant for Cause (the “Termination Date”), the Option to the extent then vested and exercisable pursuant to Section 3 hereof as of the Termination Date, and not previously terminated in accordance with this Agreement, may be exercised within three months after the Termination Date, or on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice, whichever is earlier, but may not be exercised thereafter except as set forth below. In such event, the unvested portion of the Option shall not be exercisable and shall expire and be cancelled on the Termination Date.
If this Option is designated in the Stock Option Grant Notice as an ISO and the Participant ceases to be an Employee of the Company or of an Affiliate but continues after termination of employment to provide service to the Company or an Affiliate as a director or Consultant, this Option shall continue to vest in accordance with Section 3 above as if this Option had not terminated until the Participant is no longer providing services to the Company. In such case, this Option shall automatically convert and be deemed a Non-Qualified Option as of the date that is three months from termination of the Participant's employment and this Option shall continue on the same terms and conditions set forth herein until such Participant is no longer providing service to the Company or an Affiliate.
Notwithstanding the foregoing, in the event of the Participant’s Disability or death within three months after the Termination Date, the Participant or the Participant’s Survivors may exercise the Option within one year after the Termination Date, but in no event after the Option Expiration Date as specified in the Stock Option Grant Notice.
In the event the Participant’s service is terminated by the Company or an Affiliate for Cause, the Participant’s right to exercise any unexercised portion of this Option even if vested shall cease immediately as of the time the Participant is notified his or her service is terminated for Cause, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Participant’s termination, but prior to the exercise of the Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then the Participant shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.
In the event of the Disability of the Participant, as determined in accordance with the Plan, the Option shall be exercisable within one year after the Participant’s termination of service due to Disability or, if earlier, on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice. In such event, the Option shall be exercisable:
(a)to the extent that the Option has become exercisable but has not been exercised as of the date of the Participant’s termination of service due to Disability; and
(b)in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

In the event of the death of the Participant while an Employee, director or Consultant of the Company or of an Affiliate, the Option shall be exercisable by the Participant’s Survivors within one year after the date of death of the Participant or, if earlier, on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice. In such event, the Option shall be exercisable:
(x)    to the extent that the Option has become exercisable but has not been exercised as of the date of death; and
(y)    in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.
5.METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto (or in such other form acceptable to the Company, which may include electronic notice). Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Company). Payment of the Exercise Price for such Shares shall be made in accordance with Paragraph 10 of the Plan. The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the Company’s share register in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.
6.PARTIAL EXERCISE. Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.
7.NON-ASSIGNABILITY. The Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution. If this Option is a Non-Qualified Option then it may also be transferred (a) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, or (b) as approved by the Administrator in its discretion and set forth in a written instrument acceptable to the Company; provided that the Option may not be transferred by the Participant for value. Except as provided above in this paragraph, the Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of legal incapacity or incompetency, by the Participant’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.
8.NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement, including voting and dividend rights, until registration of the Shares in the Company’s share register in the name of the Participant.

9.ADJUSTMENTS. The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and Corporate Transactions. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.
10.TAXES. The Participant acknowledges and agrees that (i) any income or other taxes due from the Participant with respect to this Option or the Shares issuable pursuant to this Option shall be the Participant’s responsibility; (ii) the Participant was free to use professional advisors of his or her choice in connection with this Agreement, has received advice from his or her professional advisors in connection with this Agreement, understands its meaning and import, and is entering into this Agreement freely and without coercion or duress; (iii) the Participant has not received and is not relying upon any advice, representations or assurances made by or on behalf of the Company or any Affiliate or any employee of or counsel to the Company or any Affiliate regarding any tax or other effects or implications of the Option, the Shares or other matters contemplated by this Agreement; and (iv) neither the Administrator, the Company, its Affiliates, nor any of its officers or directors, shall be held liable for any applicable costs, taxes, or penalties associated with the Option if, in fact, the Internal Revenue Service were to determine that the Option constitutes deferred compensation under Section 409A of the Code.
If this Option is designated in the Stock Option Grant Notice as a Non-Qualified Option or if the Option is an ISO and is converted into a Non-Qualified Option and such Non-Qualified Option is exercised, the Participant agrees that the Company may withhold from the Participant’s remuneration, if any, up to the maximum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld.
11.SECURITIES LAW COMPLIANCE. The Participant specifically acknowledges and agrees that any sales of shares of Common Stock shall be made in accordance with the requirements of the Securities Act. The Company currently may have an effective registration statement on file with the Securities and Exchange Commission with respect to the Shares to be issued hereunder. The Company intends to maintain any such registration statement but has no obligation to do so. If the registration statement ceases to be effective for any reason, the Participant will not be able to transfer or sell any of the Shares issued to the Participant pursuant to this Agreement unless exemptions from registration or filings under applicable securities laws are available. Furthermore, despite registration, applicable securities laws may restrict the ability of the Participant to sell the Shares, including due to the Participant’s affiliation with the Company. The Company shall not be obligated to either issue the Shares or permit the resale of any shares of Common Stock if such issuance or resale would violate any applicable securities law, rule or regulation.
12.CANCELLATION. The Participant acknowledges and agrees that, in consideration for the Participant’s being granted the Option covered by this Agreement, the Participant shall abide by the terms and conditions of the restrictive covenant agreement attached hereto as Appendix A (the “Restrictive Covenant Agreement”), which terms and conditions are incorporated herein by reference. Notwithstanding anything to the contrary contained herein, subject to applicable law, this Agreement shall expire and be canceled, and the Option (whether or not vested) shall be canceled if:
(a)the Participant shall cause the Company or any of its Affiliates to suffer financial harm or damage to its reputation (either before or after termination of employment) through (x) dishonesty, (y) violation of law in the course of Participant’s employment or violation of the Company’s Code of Conduct or other written policies, or (z) material deviation from the duties owed the Company and its Affiliates by the Participant; or

(b)the Participant violates the terms of the Restrictive Covenant Agreement or any other confidentiality, non-solicit or non-compete obligation, or any other restrictive covenant set forth in any agreement between the Participant and the Company or any of its Affiliates, or otherwise pursuant to any written policy of the Company or any of its Affiliates (each, a “Restrictive Covenant”).
The Company may require the Participant to provide a written certification or other evidence, from time to time in the Company’s sole discretion, to confirm that no cancellation event identified in clauses (a) or (b) above has occurred, including upon or following a termination of employment for any reason and/or during a specified period of time prior to the vesting of the Option. If the Participant fails to provide any required certification or other evidence by the specified deadline, the Company shall have the right to cancel the Participant’s Option and/or as set forth in the next paragraph, to cause the delivery of the Option or any shares of Common Stock issued under this Agreement to be rescinded (and if the Participant has previously sold any shares of Common Stock issued pursuant to this Agreement, the Participant would be required to pay back to the Company the pre-tax proceeds received from the sale of such shares of Common Stock).
The Participant understands that the cancellation of any Option or rights under this Agreement is only one of the remedies that potentially may be asserted against the Participant for injuries or damages sustained by the Company or any of its Affiliates as a result of any action described in this Section 12 or a violation of any Restrictive Covenant. Such cancellation shall be in addition to any equitable and legal rights the Company or any of its Affiliates has or may have and shall not constitute a release of any claim that the Company or any of its Affiliates may have for damages, past, present, or future. In addition, a breach by the Participant of any provisions of any Restrictive Covenant that occurs after the delivery of the Option or any shares of Common Stock issued under this Agreement (including any breach occurring after termination of employment) shall cause the delivery of the Option and/or any shares of Common Stock issued under this Agreement to be rescinded (and if the Participant previously sold any shares of Common Stock issued pursuant to this Agreement, the Participant would be required to pay back to the Company the pre-tax proceeds received from the sale of such shares of Common Stock).
13.PARTICIPANT ACKNOWLEDGEMENTS AND AUTHORIZATIONS. The Participant acknowledges the following:
(a)The Company is not by the Plan or this Option obligated to continue the Participant as an employee, director or consultant of the Company or an Affiliate.
(b)The Plan is discretionary in nature and may be suspended or terminated by the Company at any time.
(c)The grant of this Option is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of awards or any other benefits in the future.
(d)The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions and the purchase price, if any.

(e)The value of this Option is an extraordinary item of compensation outside of the scope of the Participant’s employment or consulting contract, if any. As such the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the shares of Common Stock is unknown and cannot be predicted with certainty.
(f)The Participant (i) authorizes the Company and each Affiliate and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of the Option and the administration of the Plan; and (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.
(g)Neither the Company, its stockholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the service of the Participant by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.
14.IF OPTION IS INTENDED TO BE AN ISO. If this Option is designated in the Stock Option Grant Notice as an ISO so that the Participant (or the Participant’s Survivors) may qualify for the favorable tax treatment provided to holders of Options that meet the standards of Section 422 of the Code then any provision of this Agreement or the Plan which conflicts with the Code so that this Option would not be deemed an ISO is null and void and any ambiguities shall be resolved so that the Option qualifies as an ISO. The Participant should consult with the Participant’s own tax advisors regarding the tax effects of the Option and the requirements necessary to obtain favorable tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.
Notwithstanding the foregoing, to the extent that the Option is designated in the Stock Option Grant Notice as an ISO and is not deemed to be an ISO pursuant to Section 422(d) of the Code because the aggregate Fair Market Value (determined as of the Date of Option Grant) of any of the Shares with respect to which this ISO is granted becomes exercisable for the first time during any calendar year in excess of $100,000, the portion of the Option representing such excess value shall be treated as a Non-Qualified Option and the Participant shall be deemed to have taxable income measured by the difference between the then Fair Market Value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement.
Neither the Company nor any Affiliate shall have any liability to the Participant, or any other party, if the Option (or any part thereof) that is intended to be an ISO is not an ISO or for any action taken by the Administrator, including without limitation the conversion of an ISO to a Non-Qualified Option.
15.NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION OF AN ISO. If this Option is designated in the Stock Option Grant Notice as an ISO then the Participant agrees to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any of the Shares acquired pursuant to the exercise of the ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale) of such Shares before the later of (a) two years after the date the Participant was granted the ISO or (b) one year after the date the Participant acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Participant has died before the Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

16.NOTICES. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, registered or certified mail, return receipt requested, or as otherwise permitted by the Company, addressed as follows:
If to the Company:
Myriad Genetics, Inc.
Attention Chief Legal Officer
322 North 2200 West
Salt Lake City, UT 84116
If to the Participant, to the last known address provided to the Human Resources department of the Company by the Participant or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.
17.GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in the state of Utah and agree that such litigation shall be conducted in the state courts of the state of Utah or the federal courts of the United States for the District of Utah.
18.ASSIGNMENT AND SUCCESSORS. This Agreement is personal to the Participant and without the prior written consent of the Company shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
19.CLAWBACK. Notwithstanding anything to the contrary in this Agreement, the Plan, or any other agreement, the Company may recover from the Participant any compensation received from this Option or the sale of the Shares or cause the Participant to forfeit this Option (whether or not vested) in the event that the Company’s Clawback Policy as then in effect is triggered, and/or as required by applicable law or stock exchange listing standards.
20.ENTIRE AGREEMENT; SEVERABILITY. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement. Notwithstanding the foregoing in all events, this Agreement shall be subject to and governed by the Plan. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.
21.MODIFICATIONS AND AMENDMENTS; WAIVERS AND CONSENTS. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

22.WAIVER OF JURY TRIAL. By accepting or being deemed to have accepted this Option, the Participant waives, to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or this Option, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith.

Exhibit A
NOTICE OF EXERCISE OF STOCK OPTION
To:    MYRIAD GENETICS, INC.
IMPORTANT NOTICE: This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.
Ladies and Gentlemen:
I hereby exercise my Stock Option to purchase _________ shares (the “Shares”) of the common stock, $.01 par value, of MYRIAD GENETICS, INC. (the “Company”), at the exercise price of $________ per share, pursuant to and subject to the terms of that Stock Option Grant Notice dated [Date].
I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.
I am paying the option exercise price for the Shares as follows:    ________________________________
Please issue the Shares (check one):
☐ to me; or
☐ to me and ____________________________, as joint tenants with right of survivorship, at the following address:

My mailing address for stockholder communications, if different from the address listed above, is:

Very truly yours,
___________________________________
Participant (signature)
___________________________________
Print Name
___________________________________
Date

Appendix A
Restrictive Covenant Agreement